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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Omnicare, Inc. of our report dated February 2, 2001, except for the first paragraph of Note 6, as to which the date is March 28, 2001 relating to the financial statements of Omnicare, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
August 16, 2001